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                                                                     EXHIBIT 3.7

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                  CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

          This Certificate of Limited Partnership of Charter Communications Entertainment, L.P. (the "Partnership"), dated as of April 19, 1995, is being duly executed and filed by CCT Holdings Corp., and CCA Holdings Corp., each a Delaware corporation, as general partners, to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Title 6 Delaware Code, Chapter 17.

          1. The name of the limited partnership is Charter Communications Entertainment, L.P.

          2. The address of the Partnership's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Partnership's registered agent for service of process at such address is The Corporation Trust Company.

          3. The name and business address of the general partners of the Partnership is:

                   CCT Holdings Corp.
               c/o Charter Communications, Inc.
                   12444 Powerscourt Drive
                   St. Louis, Missouri 63131

                   CCA Holdings Corp.
               c/o Charter Communications, Inc.
                   12444 Powerscourt Drive
                   St. Louis, Missouri 63131

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          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Limited Partnership of Charter Communications Entertainment, L.P. as of the date first above written.

                                   CHARTER COMMUNICATIONS
                                        ENTERTAINMENT, L.P.

                                   By:  CCT Holdings Corp.,
                                        a general partner

                                        By: /s/ Neil A. Torpey
                                            -------------------------------
                                            Name: Neil A. Torpey
                                            Title: Assistant Secretary

                                   By:  CCA Holdings Corp.,
                                        a general partner

                                        By: /s/ Neil A. Torpey
                                            -------------------------------
                                            Name: Neil A. Torpey
                                            Title: Assistant Secretary